Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

REQUIRED BY RULE 13A-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Jace Simmons, Chief Financial Officer of Medytox Solutions, Inc., certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Medytox Solutions, Inc.;
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and
3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

Date: April 24, 2015	/s/ Jace Simmons
Jace Simmons
Chief Financial Officer
(Principal Financial Officer)